Exhibit 10.1
Execution Version

FIRST AMENDMENT TO EQUITY PURCHASE AGREEMENT

This First Amendment to Equity Purchase Agreement, dated as of December 23, 2025 (the “Amendment”), is entered into by and between Momentus Inc., a corporation incorporated in the State of Delaware (the “Company”), and Yield Point NY LLC, a New York limited liability company (the “Investor”). Each of the Company and the Investor may be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

RECITALS

WHEREAS, the Company and the Investor entered into an Equity Purchase Agreement dated as of September 25, 2025 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to adjust the Purchase Price of the Put Shares on the terms and subject to the conditions set forth herein and to adjust the conditions precedent to the Investor’s obligations thereunder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.            Defined Terms.

(a)             The defined term “Maximum Put Amount” as set forth in Section 1.2 of the Agreement is hereby amended and restated in its entirety as follows:

“Maximum Put Amount”  shall mean the lesser of (i) seventy-five percent (75%) of the Average Daily Trading Volume over the five (5) Trading Days preceding the applicable Put Date, (ii) twenty-five percent (25%) of the Trading Volume on the applicable Put Date during the time between market opening and when the Put is delivered, and (iii) number of shares equal to the quotient (rounded up or down to the nearest whole number) obtained by dividing (x) 800,000 (post split) by (y) the last closing price on the applicable Put Date (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period).

(b)          The defined term “Purchase Price” as set forth in Section 1.2 of the Agreement is hereby amended and restated in its entirety as follows:

“Purchase Price” shall mean an amount equal to ninety-four percent (94%) of the lowest trade reported on the Principal Market during the Valuation Period.

(c)           The defined term “Valuation Period” as set forth in Section 1.2 of the Agreement is hereby amended and restated in its entirety as follows:

“Valuation Period” shall mean the period of three (3) consecutive Trading Days commencing on the applicable Put Date when the applicable Put is sent, during which the Purchase Price of the Common Stock is set.

2.             Puts. Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Section 2.1         PUTS.  Subject to the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), the Company shall have the right, but not the obligation, to direct the Investor to process a Put to purchase Put Shares by its delivery to the Investor of a Put Notice from time to time during the Commitment Period; provided that, notwithstanding any other terms of this Agreement, in each instance, (i) the Put Shares are not more than the Maximum Put Amount for any Put; (ii) the aggregate Investment Amount of all Puts shall not exceed the Maximum Commitment Amount; (iii) at least one (1) Trading Day has elapsed since the most recent Closing Date of a Put; and (iv) all Common Stock resulting from prior submitted Put Notices for Puts has been delivered; provided however, the Investor’s good faith estimate of the Maximum Put Amount, shall be the Maximum Put Amount for such Put.  Notwithstanding the foregoing, the Company and the Investor may agree in respect of any Put that the amount of Put Shares in respect of such Put may exceed the applicable Maximum Put Amount.  If the Company delivers a Put Notice for a number of Put Shares in excess of the Maximum Put Amount, then the number of Put Shares to be purchased under such Put Notice shall be deemed without any further action of the Company to be the Maximum Put Amount, and the Investor shall remain obligated to purchase the Maximum Put Amount with respect to such Put Notice.

3.          SEC Documents.  The Investor waives the timely filing of the Company’s filing of its Form 10-Q with the SEC for the quarterly period ending September 30, 2025 as required by the Agreement and any other agreement between the Company and Investor.

4.          Public Disclosure.  The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the date of this Amendment, file a form 8-K with the Commission disclosing this agreement and attaching a copy hereof thereto.  From and after the filing of the form 8-K, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents.  In addition, effective upon the filing of such 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, on the one hand, and the Investor or any of its Affiliates on the other hand, shall terminate and be no further force or effect.  The Company understands and confirms that Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.           Effect of the Amendment. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the date hereof, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Amendment.

6.            Miscellaneous.  This Amendment shall be governed by Article X of the Agreement.

**Signature Page Follows**

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

MOMENTUS, INC.

By	/s/ John C. Rood
Name: John C. Rood
Title: Chief Executive Officer

YIELD POINT NY LLC

By	/s/ Ari Kluger
Name: Ari Kluger
Title: Manager

** Signature Page to First Amendment to Equity Purchase Agreement **